                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements on Form S-8 of Segue Software, Inc. of our report dated April 15, 1999, except as to Note 15 which is as of February 7, 2000, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 1999.


/s/PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2000